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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                        PURSUANT TO SECTION 13 OR 15 (d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported) January 10, 1997


                                    AMBI Inc.
                                    ---------
             (Exact Name of Registrant as Specified in its Charter)


    New York                           1-12106                11-2653613
    --------                           -------                ----------
(State or other jurisdiction     (Commission File Number)   (I.R.S. Employer
of incorporation or organization)                         Identification Number)




771 Old Saw Mill River Road, Tarrytown, New York                10591
------------------------------------------------                -----
(Address of Principal Executive Offices)                      (Zip Code)


Registrant's telephone number including Area Code:   (914) 347-5767
                                                    --------------------



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Item 5.    Other Events

         The terms of Registrant's Series C Convertible Preferred Stock (the "Series C Stock") have been amended as provided in the attached Exhibits, which, among other things, provide that: (1) the Investors will not convert their Preferred Stock prior to June 5, 1998, (2) the Fixed Conversion Price is changed to $2.75, (3) the Maturity Date for mandatory conversion is changed to October 13, 1999, and (5) there is redemption at Registrant's election.

         The terms of Registrant's Series D Convertible Preferred Stock (the "Series D Stock") have been amended as provided in the attached Exhibits, which, among other things, provide that: (1) the Investors will not convert their

Preferred Stock prior to June 5, 1998, (2) the Fixed Conversion Price is changed to $2.25, (3) the Exercise Price of the Warrants is changed to $2.25, (4) the Maturity Date for mandatory conversion is changed to May 8, 2001, and (5) the notice period for Registrant to effect an Optional Redemption is changed to ten
(10) business days.


Item 7. Exhibits

         (a) Agreement dated January 10, 1997 by and between the Company and certain parties, relating to the Series C Stock.

         (b) Agreement dated September 12, 1997 by and between the Company and certain parties, relating to the Series C Stock.

         (c) Agreement dated December 5, 1997 by and between the Company and certain parties, relating to the Series C Stock.

         (d) Agreement dated January 10, 1997 by and between the Company and certain parties, relating to the Series D Stock.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                    AMBI Inc.


                                    By:   /s/ Fredric D. Price
                                        -----------------------
                                             Fredric D. Price
                                    President and Chief Executive Officer

Date:  May 28, 1998

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